Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our reports dated March 12, 2010, relating to the consolidated financial statements of Thomas Weisel Partners Group, Inc., and the effectiveness of Thomas Weisel Partners Group, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Thomas Weisel Partners Group, Inc. for the year ended December 31, 2009.

Filed on Form S-3:
Registration Statement No. 333-162997	(Debt Securities, Preferred Stock, Common Stock, Warrants, and Units Consisting of One or More Securities)
Registration Statement No. 333-151226	Common Stock

Filed on Form S-8:
Registration Statement No. 333-160284	Thomas Weisel Partners Group, Inc. Third Amended and Restated Equity Incentive Plan
Registration Statement No. 333-155236	Thomas Weisel Partners Group, Inc. Second Amended and Restated Equity Incentive Plan
Registration Statement No. 333-145352	Thomas Weisel Partners Group, Inc. Amended and Restated Equity Incentive Plan
Registration Statement No. 333-131509	Thomas Weisel Partners Group, Inc. Equity Incentive Plan

/s/ Deloitte & Touche LLP

San Francisco, California

March 12, 2010